United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 8, 2019
CANNAE HOLDINGS, INC.
(Exact name of Registrant as Specified in its Charter)
1-38300
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	82-1273460 (IRS Employer Identification Number)
1701 Village Center Circle
Las Vegas, Nevada 89134
(Addresses of Principal Executive Offices)
(702) 323-7330
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE
On August 8, 2018, Cannae Holdings, Inc. (the "Company") entered into an agreement to partner with an investment consortium (the “Consortium”) including CC Capital Partners LLC, Bilcar LLC, Black Knight, Inc., and funds affiliated with Thomas H. Lee Partners, L.P. along with other investors to acquire The Dun & Bradstreet Corporation, a Delaware corporation ("Dun & Bradstreet" or "DNB") (the "Dun & Bradstreet Acquisition"). Contemporaneously, Dun & Bradstreet entered into an Agreement and Plan of Merger (the "Merger Agreement") by and between Dun & Bradstreet, Star Parent, L.P. ("Star Parent"), a Delaware limited partnership, and Star Merger Sub, Inc. ("Merger Sub"), a Delaware corporation and a wholly owned subsidiary of Star Parent, and upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Dun & Bradstreet (the "Merger"), with Dun & Bradstreet continuing as the surviving company in the Merger.

Item 2.01.	Completion of Acquisition or Disposal of Assets.
On February 8, 2019, the Company and Consortium completed the previously announced Dun & Bradstreet Acquisition for $145.00 in cash for each share of DNB common stock then outstanding. Of the Company's previously disclosed $900.0 million commitment to purchase equity of Dun & Bradstreet, we funded and retained a $505.6 million investment in Star Parent, the parent of Dun & Bradstreet, and syndicated the remainder to other investors. In connection with the closing, the Company was issued certain limited partner interests in Star Parent, representing approximately 24.5% of the outstanding common equity of Star Parent, and equity interests in the general partner of Star Parent, Star Parent GP Holdings, LLC.
Dun & Bradstreet is a global leader in commercial data and analytics that provides various services helping companies improve their operational performance.

Item 8.01.	Other Events.
On February 8, 2019, the Company issued a press release announcing the completion of the Dun & Bradstreet Acquisition, a copy of which is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits

(a) Financial statements of businesses acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(b) Pro forma financial information
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
(d) Exhibits

Exhibit	Description
99.1	Press release dated February 8, 2019.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cannae Holdings, Inc.
Date:	February 14, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary